Exhibit 99.1

Murphy USA Inc. Reports Preliminary First Quarter 2024 Results

El Dorado, Arkansas, May 1, 2024 (BUSINESS WIRE) – Murphy USA Inc. (NYSE: MUSA), a leading marketer of retail motor fuel products and convenience merchandise, today announced financial results for the three months ended March 31, 2024.
Key Highlights:
•Net income was $66.0 million, or $3.12 per diluted share, in Q1 2024 compared to net income of $106.3 million, or $4.80 per diluted share, in Q1 2023.

•Total fuel contribution for Q1 2024 was 24.8 cpg, compared to 28.9 cpg in Q1 2023.

•Total retail gallons increased 1.0% in Q1 2024 compared to Q1 2023, while volumes on a same store sales ("SSS") basis declined 0.9% in Q1 2024 compared to Q1 2023.

•Merchandise contribution dollars for Q1 2024 increased 2.4% to $191.6 million on average unit margins of 19.2%, compared to Q1 2023 contribution dollars of $187.1 million on unit margins of 19.4%.

•During Q1 2024, the Company repurchased approximately 216.0 thousand common shares for $86.9 million at an average price of $402.14 per share.

•The Company paid a quarterly cash dividend of $0.42 per share, or $1.68 per share on an annualized basis, on March 7, 2024, a 2.4% increase from December of 2023, for a total cash payment of $8.8 million.

“First quarter results showed the resilience of Murphy USA’s core fuel and tobacco categories, as these remain non-discretionary purchases to a growing base of customers who continued to trade down for value and stocked up around severe weather events throughout the quarter," said President and CEO Andrew Clyde. “Strong year-over-year and two-year fuel volume performance at comparable Q1 retail margins further demonstrate structural industry dynamics remain intact and favor Murphy USA in the most recent rising price and lower volatility environment. Our major innovation, growth and productivity initiatives remain on track, with results largely weighted to the second half of the year. As such, we continue to be well positioned to execute against our long-term value creation strategy."

Consolidated Results

	Three Months Ended March 31,
Key Operating Metrics	2024	2023
Net income (loss) ($ Millions)	$66.0	$106.3
Earnings per share (diluted)	$3.12	$4.80
Adjusted EBITDA ($ Millions)	$164.3	$220.2

Net income and Adjusted EBITDA for Q1 2024 were lower versus the prior-year quarter, due primarily to lower total fuel contribution, higher store operating expenses, and higher general and administrative expenses, which were partially offset by higher overall merchandise contribution.

Fuel

	Three Months Ended March 31,
Key Operating Metrics	2024	2023
Total retail fuel contribution ($ Millions)	$250.0	$264.7
Total PS&W contribution ($ Millions)	6.7	(50.1)
RINs (included in Other operating revenues on Consolidated Income Statement) ($ Millions)	29.4	115.3
Total fuel contribution ($ Millions)	$286.1	$329.9
Retail fuel volume - chain (Million gal)	1,153.1	1,141.8
Retail fuel volume - per store (K gal APSM)[1]	230.1	230.2
Retail fuel volume - per store (K gal SSS)[2]	227.3	227.8
Total fuel contribution (cpg)	24.8	28.9
Retail fuel margin (cpg)	21.7	23.2
PS&W including RINs contribution (cpg)	3.1	5.7

[1]Average Per Store Month ("APSM") metric includes all stores open through the date of calculation
[2]2023 amounts not revised for 2024 raze-and-rebuild activity

Total fuel contribution dollars of $286.1 million decreased $43.8 million, or 13.3%, in Q1 2024 compared to Q1 2023 due to lower margins partially offset by higher retail volumes sold during the period. Retail fuel contribution dollars decreased $14.7 million, or 5.6%, to $250.0 million compared to Q1 2023 due to lower retail fuel margins partially offset by higher volumes sold. For Q1 2024, retail fuel margins were 21.7 cpg, a 6.5% decrease versus the prior-year quarter, and overall retail volumes were 1.0% higher in Q1 2024 compared to the prior-year quarter. PS&W contribution including RINs decreased $29.1 million when compared to Q1 2023, primarily due to timing of transactions during the quarter and lower RIN sales volume, partially offset by the favorable impact of a rising price environment.

Merchandise

	Three Months Ended March 31,
Key Operating Metrics	2024	2023
Total merchandise contribution ($ Millions)	$191.6	$187.1
Total merchandise sales ($ Millions)	$1,000.7	$966.2
Total merchandise sales ($K SSS)[1,2]	$195.0	$189.2
Merchandise unit margin (%)	19.2%	19.4%
Tobacco contribution ($K SSS)[1,2]	$18.3	$17.5
Non-tobacco contribution ($K SSS)[1,2]	$19.5	$19.5
Total merchandise contribution ($K SSS)[1,2]	$37.8	$37.0

[1]2023 amounts not revised for 2024 raze-and-rebuild activity
[2]Includes store-level discounts for Murphy Drive Reward ("MDR") redemptions and excludes change in value of unredeemed MDR points

Total merchandise contribution increased $4.5 million, or 2.4%, to $191.6 million in Q1 2024 compared to the prior-year quarter, due primarily to higher merchandise sales. Total tobacco contribution dollars in Q1 2024 increased 4.5% and non-tobacco contribution dollars increased 0.7% compared to Q1 2023.

Other Areas

	Three Months Ended March 31,
Key Operating Metrics	2024	2023
Total store and other operating expenses ($ Millions)	$252.1	$238.3
Store OPEX excluding payment fees and rent ($K APSM)	$33.2	$31.1
Total SG&A cost ($ Millions)	$62.1	$59.0

Total store and other operating expenses were $13.8 million higher in Q1 2024 versus Q1 2023, mainly due to employee related expenses and store maintenance costs combined with new store growth. Store OPEX excluding payment fees and rent on an APSM basis were 6.8% higher versus Q1 2023, primarily attributable to increased employee related expenses, maintenance and property taxes. Total SG&A costs for Q1 2024 were $3.1 million higher than Q1 2023, primarily due to higher employee costs incurred in Q1 2024.

Store Openings

The tables below reflect changes in our store portfolio in Q1 2024:

Net Change in Q1 2024	Murphy USA / Express	QuickChek	Total
New-to-industry ("NTI")	2	1	3
Closed	—	(3)	(3)
Net change	2	(2)	—

Raze-and-rebuilds reopened in Q1*	2	—	2

Under Construction at End of Q1
NTI	5	2	7
Raze-and-rebuilds*	18	—	18
Total under construction at end of Q1	23	2	25

Store count at March 31, 2024*	1,579	154	1,733

*Store counts include raze-and-rebuild stores

Financial Resources

	As of March 31,
Key Financial Metrics	2024	2023
Cash and cash equivalents ($ Millions)	$56.7	$102.1
Marketable securities, current ($ Millions)	$6.1	$13.5
Marketable securities, non-current ($ Millions)	$4.5	$4.4
Long-term debt, including finance lease obligations ($ Millions)	$1,783.1	$1,789.4

Cash balances as of March 31, 2024 totaled $56.7 million, and the Company also had total marketable securities of $10.6 million. Long-term debt consisted of approximately $298.5 million in carrying value of 5.625% senior notes due in 2027, $495.9 million in carrying value of 4.75% senior notes due in 2029, $494.8 million in carrying value of 3.75% senior notes due in 2031, and $379.8 million of term debt, combined with approximately $114.1 million in long-term finance leases. The $350 million revolving cash flow facility was undrawn as of March 31, 2024.

	Three Months Ended March 31,
Key Financial Metric	2024	2023
Average shares outstanding (diluted) (in thousands)	21,162	22,133

At March 31, 2024, the Company had common shares outstanding of 20,717,691. Common shares repurchased during the quarter were approximately 216.0 thousand shares for $86.9 million. As of March 31, 2024, approximately $1.3 billion remained available under the existing $1.5 billion 2023 authorization.

The effective income tax rate for Q1 2024 was 19.4% compared to 23.5% in Q1 2023. The Q1 2024 effective tax rate is lower due primarily to excess tax benefits on equity awards that vested during the quarter.

The Company paid a quarterly cash dividend on March 7, 2024 of $0.42 per share, or $1.68 per share on an annualized basis, a 2.4% increase from December of 2023, for a total cash payment of $8.8 million.

* * * * *

Earnings Call Information
The Company will host a conference call on May 2, 2024 at 10:00 a.m. Central Time to discuss first quarter 2024 results. The conference call number is 1 (888) 330-2384 and the conference number is 6680883. The earnings and investor related materials, including reconciliations of any non-GAAP financial measures to GAAP financial measures and any other applicable disclosures, will be available on that same day on the investor section of the Murphy USA website (http://ir.corporate.murphyusa.com). Approximately one hour after the conclusion of the conference, the webcast will be available for replay. Shortly thereafter, a transcript will be available.
Source: Murphy USA Inc. (NYSE: MUSA)

Forward-Looking Statements
Certain statements in this news release contains certain statements or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainties, including, but not limited to our M&A activity, anticipated store openings and associated capital expenditures, fuel margins, merchandise margins, sales of RINs, trends in our operations, dividends, and share repurchases. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: our ability to successfully expand our food and beverage offerings; our ability to continue to maintain a good business relationship with Walmart; successful execution of our growth strategy, including our ability to realize the anticipated benefits from such growth initiatives, and the timely completion of construction associated with our newly planned stores which may be impacted by the financial health of third parties; our ability to effectively manage our inventory, manage disruptions in our supply chain and our ability to control costs; geopolitical events, such as Russia's invasion of Ukraine and the conflicts in the Middle East, that impact the supply and demand and price of crude oil; the impact of severe weather events, such as hurricanes, floods and earthquakes; the impact of a global health pandemic and any governmental response thereto; the impact of any systems failures, cybersecurity and/or security breaches of the company or its vendor partners, including any security breach that results in theft, transfer or unauthorized disclosure of customer, employee or company information or our compliance with information security and privacy laws and regulations in the event of such an incident; successful execution of our information technology strategy; reduced demand for our products due to the implementation of more stringent fuel economy and greenhouse gas reduction requirements, or increasingly widespread adoption of electric vehicle technology; future tobacco or e-cigarette legislation and any other efforts that make purchasing tobacco products more costly or difficult could hurt our revenues and impact gross margins; efficient and proper allocation of our capital resources, including the timing, declaration, amount and payment of any future dividends or levels of the Company's share repurchases, or management of operating cash; the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company from time to time, the Company's cash flows from operations, and general economic conditions; compliance with debt covenants; availability and cost of credit; and changes in interest rates. Our SEC reports, including our most recent annual Report on Form 10-K and quarterly report on Form 10-Q, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Investor Contact: Christian Pikul Vice President, Investor Relations and Financial Planning and Analysis christian.pikul@murphyusa.com

Murphy USA Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,
(Millions of dollars, except share and per share amounts)	2024	2023
Operating Revenues
Petroleum product sales[1]	$3,811.7	$3,994.2
Merchandise sales	1,000.7	966.2
Other operating revenues	31.3	116.8
Total operating revenues	4,843.7	5,077.2

Operating Expenses
Petroleum product cost of goods sold[1]	3,556.1	3,780.6
Merchandise cost of goods sold	809.1	779.1
Store and other operating expenses	252.1	238.3
Depreciation and amortization	58.7	56.4
Selling, general and administrative	62.1	59.0
Accretion of asset retirement obligations	0.8	0.8
Total operating expenses	4,738.9	4,914.2

Gain (loss) on sale of assets	0.4	(0.2)
Income (loss) from operations	105.2	162.8

Other income (expense)
Investment income	1.2	0.8
Interest expense	(24.9)	(24.9)
Other nonoperating income (expense)	0.4	0.3
Total other income (expense)	(23.3)	(23.8)
Income before income taxes	81.9	139.0
Income tax expense (benefit)	15.9	32.7
Net Income	$66.0	$106.3

Basic and Diluted Earnings Per Common Share
Basic	$3.17	$4.89
Diluted	$3.12	$4.80
Weighted-average Common shares outstanding (in thousands):
Basic	20,814	21,739
Diluted	21,162	22,133
Supplemental information:
[1]Includes excise taxes of:	$558.8	$544.8

Murphy USA Inc.
Segment Operating Results
(Unaudited)

(Millions of dollars, except revenue per same store sales (in thousands) and store counts)	Three Months Ended March 31,
Marketing Segment	2024	2023

Operating Revenues
Petroleum product sales	$3,811.7	$3,994.2
Merchandise sales	1,000.7	966.2
Other operating revenues	31.2	116.7
Total operating revenues	4,843.6	5,077.1

Operating expenses
Petroleum products cost of goods sold	3,556.1	3,780.6
Merchandise cost of goods sold	809.1	779.1
Store and other operating expenses	252.1	238.2
Depreciation and amortization	54.9	52.4
Selling, general and administrative	62.1	59.0
Accretion of asset retirement obligations	0.8	0.8
Total operating expenses	4,735.1	4,910.1

Gain (loss) on sale of assets	(0.1)	(0.2)
Income (loss) from operations	108.4	166.8

Other income (expense)
Interest expense	(2.1)	(2.3)
Total other income (expense)	(2.1)	(2.3)

Income (loss) before income taxes	106.3	164.5
Income tax expense (benefit)	20.8	38.6
Net income (loss) from operations	$85.5	$125.9

Total tobacco sales revenue same store sales[1,2]	$126.2	$119.6
Total non-tobacco sales revenue same store sales[1,2]	68.8	69.6
Total merchandise sales revenue same store sales[1,2]	$195.0	$189.2
[1]2023 amounts not revised for 2024 raze-and-rebuild activity
[2]Includes store-level discounts for Murphy Drive Reward ("MDR") redemptions and excludes change in value of unredeemed MDR points

Store count at end of period	1,733	1,720
Total store months during the period	5,164	5,141

Same store sales information compared to APSM metrics

	Variance from prior year period
	Three months ended
	March 31, 2024
	SSS[1]	APSM[2]
Retail fuel volume per month	(0.9%)	(0.1%)

Merchandise sales	3.2%	3.1%
Tobacco sales	6.6%	5.5%
Non tobacco sales	(2.4%)	(0.9%)

Merchandise margin	2.2%	2.0%
Tobacco margin	6.2%	4.1%
Non tobacco margin	(1.3%)	0.2%
[1]Includes store-level discounts for MDR redemptions and excludes change in value of unredeemed MDR points
[2]Includes all MDR activity

Notes

Average Per Store Month (APSM) metric includes all stores open through the date of the calculation, including stores acquired during the period.

Same store sales (SSS) metric includes aggregated individual store results for all stores open throughout both periods presented. For all periods presented, the store must have been open for the entire calendar year to be included in the comparison. Remodeled stores that remained open or were closed for just a very brief time (less than a month) during the period being compared remain in the same store sales calculation. If a store is replaced either at the same location (raze-and-rebuild) or relocated to a new location, it will be excluded from the calculation during the period it is out of service. Newly constructed stores do not enter the calculation until they are open for each full calendar year for the periods being compared (open by January 1, 2023 for the stores being compared in the 2024 versus 2023 comparison). Acquired stores are not included in the calculation of same store sales for the first 12 months after the acquisition. When prior period same store sales volumes or sales are presented, they have not been revised for current year activity for raze-and-rebuilds and asset dispositions.

QuickChek uses a weekly retail calendar where each quarter has 13 weeks. The QuickChek results for Q1 2024 covers the period December 30, 2023 to March 29, 2024. The QuickChek results for Q1 2023 covers the period December 31, 2022 to March 31, 2023. The difference in the timing of the period ends is immaterial to the overall consolidated results.

Murphy USA Inc.
Consolidated Balance Sheets

(Millions of dollars, except share amounts)	March 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$56.7	$117.8
Marketable securities, current	6.1	7.1
Accounts receivable—trade, less allowance for doubtful accounts of $1.3 at 2024 and 2023, respectively	380.5	336.7
Inventories, at lower of cost or market	292.7	341.2
Prepaid expenses and other current assets	31.7	23.7
Total current assets	767.7	826.5
Marketable securities, non-current	4.5	4.4
Property, plant and equipment, at cost less accumulated depreciation and amortization of $1,784.2 and $1,739.2 at 2024 and 2023, respectively	2,593.7	2,571.8
Operating lease right of use assets, net	452.8	452.1
Intangible assets, net of amortization	139.7	139.8
Goodwill	328.0	328.0
Other assets	20.6	17.5
Total assets	$4,307.0	$4,340.1

Liabilities and Stockholders' Equity
Current liabilities
Current maturities of long-term debt	$15.3	$15.0
Trade accounts payable and accrued liabilities	830.0	834.7
Income taxes payable	39.4	23.1
Total current liabilities	884.7	872.8

Long-term debt, including capitalized lease obligations	1,783.1	1,784.7
Deferred income taxes	329.0	329.5
Asset retirement obligations	45.8	46.1
Non-current operating lease liabilities	452.1	450.3
Deferred credits and other liabilities	30.7	27.8
Total liabilities	3,525.4	3,511.2
Stockholders' Equity
Preferred Stock, par $0.01 (authorized 20,000,000 shares,
none outstanding)	—	—
Common Stock, par $0.01 (authorized 200,000,000 shares,
46,767,164 shares issued at 2024 and 2023, respectively)	0.5	0.5
Treasury stock (26,049,473 and 25,929,836 shares held at
2024 and 2023, respectively)	(3,033.7)	(2,957.8)
Additional paid in capital (APIC)	479.6	508.1
Retained earnings	3,335.2	3,278.1
Total stockholders' equity	781.6	828.9
Total liabilities and stockholders' equity	$4,307.0	$4,340.1

Murphy USA Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(Millions of dollars)	2024	2023
Operating Activities
Net income	$66.0	$106.3
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	58.7	56.4
Deferred and noncurrent income tax charges (benefits)	(0.5)	6.6
Accretion of asset retirement obligations	0.8	0.8
Amortization of discount on marketable securities	(0.1)	—
(Gains) losses from sale of assets	(0.4)	0.2
Net (increase) decrease in noncash operating working capital	4.2	(30.4)
Other operating activities - net	7.3	9.8
Net cash provided (required) by operating activities	136.0	149.7
Investing Activities
Property additions	(76.2)	(72.7)
Proceeds from sale of assets	1.0	—
Redemptions of marketable securities	1.0	4.5
Other investing activities - net	(0.7)	(0.8)
Net cash provided (required) by investing activities	(74.9)	(69.0)
Financing Activities
Purchase of treasury stock	(86.4)	(13.7)
Dividends paid	(8.8)	(8.1)
Borrowings of debt	—	8.0
Repayments of debt	(3.9)	(11.8)
Amounts related to share-based compensation	(23.1)	(13.5)
Net cash provided (required) by financing activities	(122.2)	(39.1)
Net increase (decrease) in cash, cash equivalents and restricted cash	(61.1)	41.6
Cash, cash equivalents and restricted cash at beginning of period	117.8	60.5
Cash, cash equivalents and restricted cash at end of period	$56.7	$102.1

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following table reconciles EBITDA and Adjusted EBITDA to Net Income for the three months ended March 31, 2024 and 2023. EBITDA means net income (loss) plus net interest expense, plus income tax expense, depreciation and amortization, and Adjusted EBITDA adds back (i) other non-cash items (e.g., impairment of properties and accretion of asset retirement obligations) and (ii) other items that management does not consider to be meaningful in assessing our operating performance (e.g., (income) from discontinued operations, net settlement proceeds, (gain) loss on sale of assets, loss on early debt extinguishment, transaction and integration costs related to acquisitions, and other non-operating (income) expense). EBITDA and Adjusted EBITDA are not measures that are prepared in accordance with U.S. generally accepted accounting principles (GAAP).
We use Adjusted EBITDA in our operational and financial decision-making, believing that the measure is useful to eliminate certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. Adjusted EBITDA is also used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. We believe that the presentation of Adjusted EBITDA provides useful information to investors because it allows understanding of a key measure that we evaluate internally when making operating and strategic decisions, preparing our annual plan, and evaluating our overall performance. However, non-GAAP measures are not a substitute for GAAP disclosures, and EBITDA and Adjusted EBITDA may be prepared differently by us than by other companies using similarly titled non-GAAP measures.
The reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended March 31,
(Millions of dollars)	2024	2023

Net income	$66.0	$106.3

Income tax expense (benefit)	15.9	32.7
Interest expense, net of investment income	23.7	24.1
Depreciation and amortization	58.7	56.4
EBITDA	$164.3	$219.5

Accretion of asset retirement obligations	0.8	0.8
(Gain) loss on sale of assets	(0.4)	0.2
Other nonoperating (income) expense	(0.4)	(0.3)
Adjusted EBITDA	$164.3	$220.2